THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

NO.                                                               $
   -----------                                                     -------------

                   5% CONVERTIBLE DEBENTURE DUE MARCH 10, 2002

     THIS CONVERTIBLE DEBENTURE ("Debenture") is one of a duly authorized issue of Debentures of Palomar Medical Technologies, Inc. a corporation duly organized and existing under the laws of the State of Delaware and having its principal address at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 (the "Company"), designated as its 5% Convertible Debentures Due March 10, 2002 in an aggregate principal amount not exceeding Five Million Five Hundred Thousand U.S. Dollars (U.S. $5,500,000) (the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to ______________________, having an address at ______________________, the holder hereof, or its order (the "Holder"), the principal sum of ______________________ United States Dollars (U.S. $_______) on March 10, 2002 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture, at the rate of 5% per annum due and payable in arrears on the Maturity Date and shall be calculated based on a 360 day year of twelve equal months. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the principal sum has been made. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if the transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement, dated as of March 10, 1997, between the Company and the subscriber to the original issue of the Debentures (as amended from time to time and in effect, the "Subscription Agreement"). The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws as evidenced by an opinion of counsel of the Company to the reasonable satisfaction of the Holder. The principal of and interest on this Debenture are payable in United States Dollars at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. Subject to the conversion hereof, in whole or in part, on or before the Maturity Date pursuant to Paragraph 5 hereof, the Company will pay the principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date, and addressed to such Holder at the last address appearing on the Debenture Register.

     This Debenture is subject to the following additional provisions:

     1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations, of not less than $100,000 (or the total principal amount, if less than $100,000) each as requested by the Holder surrendering the same. No service charge will be made for such exchange.

     2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws and in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

     3. Definitions. For purposes hereof, the following terms shall have the following meanings:

     "Closing Date" shall mean the date of original issuance of this Debenture.

     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

     "Conversion Date Market Price" shall mean, at any Holder Conversion Date or Forced Conversion Date, as the case may be, the lesser of (i) an amount that is equal to the percentage set forth in the table below (the "Applicable Percentage") opposite the period in which the Holder Conversion Date or the Forced Conversion Date shall have occurred of the average Market Price for Shares of Common Stock for the five trading days immediately preceding the Holder Conversion Date or Forced Conversion Date, and (ii) an amount that is equal to the Applicable Percentage opposite the period in which the Holder Conversion Date or the Forced Conversion Date shall have occurred of the average Market Price for Shares of Common Stock for the ten trading days immediately preceding the Holder Conversion Date or Forced Conversion Date.

          Holder Conversion Date or                        Applicable Percentage
          Forced Conversion Date

          0 to 89 days after Closing Date                           100%
          90 days or more after Closing Date                         90%

     "Conversion Deficiency" shall have the meaning set forth in Paragraph 9(b).

     "Conversion Notice" shall have the meaning set forth in Paragraph 5(c).

     "Conversion Rate" shall have the meaning set forth in Paragraph 5(b).

     "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any such convertible or exchangeable securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Exchange Act Reports).

     Event of Default" shall have the meaning set forth in Paragraph 17.

     "Forced  Conversion  Date" shall have the  meaning  set forth in  Paragraph
     (5)(c)(ii).

     "Holder Conversion Date" shall have the meaning set forth in Paragraph 5(c)(i).

     "Market Price for Shares of Common Stock" shall mean the price of one share of Common Stock determined as follows:

          (i) If the Common Stock is listed on the Exchange, the closing bid price on the date of valuation, as reported by Bloomberg Financial Markets; or

          (ii) If the Common Stock is listed on any other national securities exchange, the closing bid price on the date of valuation, as reported by Bloomberg Financial Markets; or

          (iii) If neither (i) nor (ii) apply, but the Common Stock is quoted in the over-the-counter market on the pink sheets or bulletin board, the lowest sales price on the date of valuation, as reported by Bloomberg Financial Markets; or

          (iv) If none of clause (i), (ii) or (iii) above applies, the market value as determined by an independent nationally recognized investment banking firm or financial advisor retained in good faith by the Company for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

     "Minimum Number of Shares" shall mean, at any time, the sum of (i) the number of shares of Common Stock issued prior to such time upon conversion of all or any part of the Debentures, plus (ii) the number of shares (as may be adjusted in accordance with the terms hereof) of Common Stock issuable at such time upon conversion of the Debentures (without giving effect to any applicable conversion restrictions), minus (iii) the number of shares of Common Stock described in clause (i) above that have been sold prior to such time by the Holders pursuant to a registration statement or Rule 144.

     "Outstanding Amount" shall mean the principal sum outstanding under this Debenture and all accrued but unpaid interest thereon.

     "Paragraph 4 Transaction" shall mean a merger, consolidation, or other transaction referred to in Paragraph 4.

     "Redemption Date" shall have the meaning set forth in Paragraph 6(c).

     "Registration Rights Agreement" shall have the meaning set forth in the Subscription Agreement.

     "Subscription Agreement" shall mean the Subscription Agreement, dated as of March 10, 1997, between the Company and the Subscriber to the original issue of the Debentures, as such Subscription Agreement may be amended from time to time.

     Other terms defined in the Subscription Agreement and not otherwise defined herein shall have the same meanings herein as are set forth for such terms in the Subscription Agreement.

     4. Merger; Consolidation. If at any time there occurs any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation) or any other corporate reorganization or similar transaction or series of related transactions in which greater than 50% of the Company's voting power is transferred (a "Paragraph 4 Transaction"), the Holder of this Debenture, to the extent then outstanding, and notwithstanding anything in Paragraph 5(a) to the contrary, shall participate in any such transaction as a class with common stockholders of the Company on the same basis as if this Debenture had been converted one day prior to the record date or effective date of such Paragraph 4 Transaction; provided, however, that if a Paragraph 4 Transaction or the record date for determination of the Company's stockholders entitled to participate in such Paragraph 4 Transaction shall occur at any time before the first anniversary of the effectiveness of the Registration Statement contemplated by the Registration Rights Agreement, then, at the option of the Holder of this Debenture, such Holder may treat the effective date of such Paragraph 4 Transaction as a Redemption Date and shall be entitled to receive the redemption price with respect to such Redemption Date as is provided in Paragraph 6. Such Holder shall be entitled to make such election at any time up to ten (10) trading days after the effective time and date of the Paragraph 4 Transaction. Nothing in this Section 4 shall prohibit the Holder from converting any part or all of this Debenture in accordance with the terms hereof, up to and including the effective time and date of the Paragraph 4 Transaction.

     5. Conversion. This Debenture is subject to conversion as follows:

          (a) (i) Holder's Right to Convert. This Debenture shall be convertible at any time and from time to time during the first 89 days after the Closing Date, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock. This Debenture shall be convertible at any time and from time to time commencing with the 90th day after the Closing Date and until the Maturity Date, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock; provided, that, in any 30 calendar day period commencing on such 90th day after the Closing Date and thereafter, the Holder hereof, together with any affiliates of such Holder, may convert no more than one-third of the original principal amount of all Debentures held by such Holder and its affiliates, as a group. The foregoing conversion restrictions shall immediately terminate, and the Holder shall be permitted to convert all or any part of this Debenture without regard to the conversion restrictions, upon the occurrence of any Event of Default, Paragraph 4 Transaction or upon the commencement by any person (other than the Holder) of any tender offer for shares of Common Stock. Notwithstanding anything herein to the contrary, if the Company obtains any financing through the issuance of convertible, exercisable or exchangeable securities at any time after February 1, 1997, and the holders of such securities are permitted to convert such securities in amounts that are any less restrictive than the restrictions contemplated by this paragraph (a)(i), then (A) the Company shall immediately notify the Holders in writing of such financing and the material terms of such securities, and (B) at the option of any Holder as evidenced by written notice to the Company, the conversion restrictions set forth in this paragraph (a)(i) shall be amended, without any further action by the Company or the Holders, to be no more restrictive than the terms of such new securities.

               (ii) Company's Right to Force Conversion. The Company may require conversion of all or any part of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock; provided, that

                    (A) in any 30 calendar day period commencing after the 365th day described in Paragraph 5(a)(ii)(B) and until the Maturity Date, the Company may require conversion of no more than one-third of the original principal amount of this Debenture;

                    (B) prior to the date on which the Company may require  such conversion, the Registration Statement contemplated by the Registration Rights Agreement shall have been effective (and not subject to any stop orders or other prohibitions on sale of Common Stock thereunder) for at least 365 days during which such Registration Statement shall have permitted the sale thereunder of not less than the Minimum Number of Shares;

                    (C) the  Registration  Statement shall be effective (and not subject to any stop orders or other prohibitions on sale of Common Stock thereunder) as of the date of delivery of the Forced Conversion Notice (as defined in Paragraph 5(c)(ii)) and for each trading day commencing with the date of delivery of the Forced Conversion Notice and ending on the Forced Conversion Date (as defined in Paragraph 5(c)(ii)) for the sale thereunder of not less than the Minimum Number of Shares;

                    (D) the closing bid price per share of Common Stock for each of the 20 trading days immediately proceeding the delivery of the Forced Conversion Notice shall have been greater than or equal to the closing bid price per share of Common Stock on the Closing Date, subject to adjustments for stock splits, reverse stock splits or other recapitalizations involving Common Stock;

                    (E) no Events of Default  shall have  occurred  prior to the
               Forced Conversion Date;

                    (F) no Conversion Deficiency,  as defined in Paragraph 9(b), shall have occurred prior to the Forced Conversion Date; and

                    (G) any such  required  conversion  shall be made  from each
               Holder,   pro  rata   according  to  the  portion  of  the  total
               Outstanding Amount of all Debentures held by each Holder.

               (iii) Automatic Conversion. At the Maturity Date, the principal indebtedness then outstanding hereunder (including without limitation all interest accrued thereon plus any unpaid charges or amounts) shall automatically be converted into fully paid, validly issued and nonassessable shares of Common Stock and, except for the Holder's right to receive the Common Stock into which this Debenture is automatically so converted, and except for any portion of this Debenture which cannot be converted because of the limitations contained in Sections 5(d) and 9(b) of this Debenture, this Debenture shall be deemed to have been canceled whether or not surrendered upon such automatic conversion.

               (iv) Accrued But Unpaid Interest. Notwithstanding anything in this Debenture to the contrary, the Outstanding Amount of this Debenture on any Holder Conversion Date or any Forced Conversion Date, as the case may be, shall include, without limitation, all accrued but unpaid interest under this Debenture through such date.

          (b) Conversion Price for Holder Converted Shares. The Outstanding Amount of this Debenture that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock determined in accordance with the following formula:

                                      P + I
                       -------------------------------------
                          Conversion Date Market Price

                  P =      principal amount of this Debenture submitted for
                           conversion
                  I = accrued but unpaid interest on the principal amount of this Debenture submitted for conversion plus any unpaid charges or amounts through the Holder Conversion Date or Forced Conversion Date, as the case may be.

          The number of shares of Common Stock into which the Outstanding Amount of this Debenture may be converted pursuant to this paragraph is hereafter referred to as the "Conversion Rate."

          (c) (i) Mechanics of Conversion by Holder. In order to convert this Debenture (in whole or in part) into full shares of Common Stock, the Holder shall surrender this Debenture, duly endorsed, by either overnight courier or two-day courier, to the Company, and, in case of any conversion pursuant to Section 5(a)(i), shall give written notice in the form of Exhibit A hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company that the Holder elects to convert all or the portion of the Outstanding Amount of this Debenture specified therein, which notice and election shall be irrevocable by the Holder unless the Company shall default in or fail to fulfill any or all of its obligations arising hereunder or otherwise by reason of such notice or election, in which case, in addition to and not in lieu of any and all other rights and remedies to which the Holder may thereby be and become entitled, such notice and election, by further notice to the Company may be revoked and rescinded at the election of the Holder exercised in its sole discretion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless this Debenture with evidence of the principal amount hereof to be converted is delivered to the Company as provided above, or the Holder notifies the Company that this Debenture has been lost, stolen or destroyed and promptly executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss which may be incurred by it in connection with this Debenture; and provided, further, that each Conversion Notice shall provide for the Holder's election to convert either (A) at least $100,000 of the Outstanding Amount of this Debenture, or (B) if such Outstanding Amount shall then be less than $100,000, the entire Outstanding Amount. The date on which a Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, as evidenced by a printed confirmation of receipt received by the Holder. Upon receipt of any Conversion Notice, the Company shall immediately verify the Holder's calculation of the Conversion Rate.

               (ii) Mechanics of Forced Conversion by Company. In order to require conversion of this Debenture pursuant to Section 5(a)(ii) above, the Company shall give written notice in the form of Exhibit B hereto, appropriately completed (the "Forced Conversion Notice"), by facsimile (with the original of such notice forwarded with the foregoing courier) to each Holder of Debentures that the Company elects to force conversion of all or a portion of the Outstanding Amount of the Debenture of each Holder specified therein, which notice and election shall be irrevocable by the Company and shall be delivered at least 20 trading days prior to the date of conversion specified in the Forced Conversion Notice (the "Forced Conversion Date"). Each Holder will within two business days after the Forced Conversion Date, to the extent the Debenture has not been converted by such Holder prior to the Forced Conversion Date, deliver such Debenture evidencing the Outstanding Amount of such Debenture to be converted to the Company, duly endorsed, by either overnight courier or two-day courier, or notify the Company that such Debenture has been lost, stolen or destroyed and promptly execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss which may be incurred by it in connection with such Debenture. Notwithstanding anything herein to the contrary, any Holder may convert any portion of its Debentures prior to the Forced Conversion Date.

               (iii) Issuance of Certificates. In the case of any Conversion Notice given by the Holder or any Forced Conversion Notice given by the Company, the Company shall use its best efforts to cause the transfer agent to issue and deliver as promptly as practicable and in no event later than two (2) business days after delivery to the Company of the Debenture, or after receipt of such agreement and indemnification, to such Holder or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with a Debenture for the principal amount not submitted for conversion or forced to convert, as the case may be. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Holder Conversion Date or the Forced Conversion Date, as the case may be. If the Company shall not have the requisite number of shares of Common Stock issuable upon conversion of the Debentures by any Holder, then, without limiting the Company's obligation to convert all of the Debentures, such conversion shall be made for each Holder, pro rata according to the portion of the total Outstanding Amount of the portion of the Debentures sought to be converted. At the Holder's option, the request for conversion by the Holder or the required conversion by the Company shall be null and void for any portion of the Debentures for which the Company does not have shares of Common Stock issuable upon conversion as of the Holder Conversion Date or the Forced Conversion Date.

          (d) Limitations on Conversion. In connection with a conversion of this Debenture effected pursuant to the terms of this Section 5, in no event shall the Company issue to the Holder more than that number of shares of Common Stock which, together with the Common Stock theretofore issued upon conversion of Debentures would exceed 6,151,451 shares of Common Stock, as such number is adjusted from time to time pursuant to the provisions hereof (the "Maximum Share Amount"). Once the Maximum Share Amount has been issued, the entire remaining Outstanding Amount of this Debenture shall be immediately due and payable by the Company to the Holder in immediately available funds at an amount equal to the Redemption Price.

     6. Redemption.

          (a) Company's Obligation To Redeem. Any portion of this Debenture which, at any time on or before the Maturity Date, shall be required to be redeemed at the option of the Holder under the provisions hereof or under any provision of any Related Agreement (as defined in the

     Subscription Agreement) shall be redeemed by the Company in accordance with this Section 6.

          (b) Company's Option To Redeem. Any portion of this Debenture may be redeemed at the Company's option expressed by a written notice (a "Redemption Notice") to the Holder; provided that

               (i) the Redemption Notice delivered by the Company shall be received by the Holder at least 20 trading days (but not more than 40 trading days) prior to the date (the "Redemption Date") of redemption;

               (ii) at all times from and after the effective date of the Registration Statement contemplated by the Registration Rights Agreement (or, if earlier, the 270th day after the Closing Date), the Registration Statement shall have been effective for sale thereunder (except pursuant to suspension periods contemplated by the Registration Rights Agreement) of not less than the Minimum Number of Shares;

               (iii) the Registration Statement shall be effective (and not subject to any stop orders or other prohibitions on sale of Common Stock thereunder) on the date of delivery of the Redemption Notice and on each day from the date of such delivery through the Redemption Date for the sale thereunder of not less than the Minimum Number of Shares;

               (iv) on the date of the Redemption Notice, the Company shall have deposited at least seventy percent (70%) of the Redemption Price in an escrow account reasonably satisfactory to the Holder, and shall have otherwise established to the reasonable satisfaction of the Holder that the Company shall have adequate liquidity to pay the Redemption Price on the Redemption Date, and shall not be prohibited under the terms of any financing or other agreements or applicable law from redeeming the Debentures on the Redemption Date; and

               (v) no Conversion Deficiency, as defined in Section 9(b), shall have occurred prior to the Redemption Date.

If the Company delivers a Redemption Notice, and then for any reason, other than conversion by the Holder of this Debenture or the failure for any other reason of the Holder upon redemption to deliver such Holder's Debentures to the Company or the failure of such Holder to notify the Company that such Debentures have been lost, stolen or destroyed and to promptly execute an agreement reasonably satisfactory to the Company to indemnify the Company from any loss which may be incurred by it in connection with such Debentures, fails to pay the entire Redemption Price on the Redemption Date for the portion of the Debentures identified in the Redemption Notice, then the Company shall have no further right to require redemption of any portion of the Debentures pursuant to this Section 6(b).

          (c) Redemption Price. The redemption price for the portion of this Debenture being redeemed, except as provided in the Registration Rights Agreement, shall equal 110% of the Outstanding Amount of this Debenture being so redeemed, plus all late payment charges and all other amounts accrued under this Debenture and not previously paid (the "Redemption Price").

          (d) Mechanics of Redemption. In the event the Company shall be required or elects to redeem any part or all of the Outstanding Amount of the Debentures, the Company shall send by either overnight courier or two-day courier (with a copy sent by facsimile) confirmation of such determination or obligation to the record Holders of the Debentures being redeemed (the "Redemption Debentures"), which confirmation shall be included in the Redemption Notice, if the redemption is made pursuant to Paragraph 6(b) above. Such confirmation shall specify the Redemption Date, which shall be (i) no later than seven (7) business days after the receipt by the Company of the notice requiring redemption pursuant to Paragraph 6(a) above, or (ii) at least 20 trading days (but not more than 40 trading days) after receipt by the Holder of the Redemption Notice, as applicable. On the Redemption Date, the Redemption Debentures shall be redeemed automatically without any further action by the Holders of such Debentures and whether or not the Debentures are surrendered to the Company (but only to the extent that the Company complies with its obligation to pay the Redemption Price therefor); provided, that the Company shall be obligated to pay the cash consideration due to a Holder of such Debentures upon redemption when such Debentures are either delivered to the principal office of the Company or the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss which may be incurred by it in connection with such Debenture. Thereupon, there shall be promptly issued and delivered to such Holder, within seven (7) business days after the Redemption Date and delivery to the Company of such Debentures, or after receipt of such agreement and indemnification, at the address of such Holder on the books of the Company, payment in immediately available funds to the name as shown on the books of the Company in the amount of the redemption price as calculated as set forth in Paragraph 6(c). If the Company shall not have the funds available to pay the aggregate Redemption Price of all Redemption Debentures, then, without limiting the Company's obligation to redeem all Redemption Debentures, such redemption shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Redemption Debentures then held by each Holder and the Company shall not be permitted to require any further redemption in accordance with Paragraph 6(b).

     Notwithstanding anything to the contrary contained herein, the Holders' rights of conversion pursuant to Section 5 hereof shall not be limited in any manner by the Company's rights of redemption pursuant to this Section 6(d).

          (e) Failure to Redeem. In the event that the Company fails to redeem any portion of the Outstanding Amount of the Debentures required to be redeemed on any Redemption Date, the Company shall pay, in cash, to each Holder on such Redemption Date, and on the last day of each 30-day period thereafter until the Company redeems such unredeemed portion, an amount equal to two percent (2%) of the unredeemed portion of the Outstanding Amount of the Debentures of such Holder.

     7. Stock Splits: Dividends, Adjustments, Reorganizations.

          (a) Stock Splits and Combinations. The Company shall not effect or fix a record date for any stock split, subdivision or combination with an effective date within ten (10) trading days of a Redemption Date, the receipt of a Conversion Notice, a Forced Conversion Date, or the effective date of a Paragraph 4 Transaction.

          (b) Certain Dividends and Distributions. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, with an effective date within ten (10) trading days of a Redemption Date, the receipt of a Conversion Notice, a Forced Conversion Date, or the effective date of a Paragraph 4 Transaction.

          (c) Subdivisions, Combinations, etc. If the Company shall subdivide its outstanding Common Stock, by split-up, spin-off, or otherwise, or combine its outstanding Common Stock, then the Conversion

     Rate in effect as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately adjusted.

          (d) Adjustment for Dividends and Distributions. In the event the Company at any time or from time to time after the Closing Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock (including, without limitation, rights to acquire Common Stock or such other securities), then and in each such event provision shall be made so that the Holders of Debentures shall receive upon conversion thereof pursuant to Paragraph 5 hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities, had such Holder thereafter, during the period from the date of such event to and including the Holder Conversion Date or Forced Conversion Date, as the case may be, retained such securities, subject to all other adjustments called for during such period under this Paragraph 7 with respect to the rights of the Holders of the Debentures. For purposes of this Paragraph 7(d), the number of shares of Common Stock so receivable upon conversion shall be deemed to be that number which the Holder would have received upon conversion of the entire Outstanding Amount hereof if the Holder Conversion Date or Forced Conversion Date, as the case may be, had been the day preceding the date upon which the Company announced the making of such dividend or other distribution.

          (e) Adjustment for Merger, Reorganization; etc. In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether in connection with a merger or consolidation, by recapitalization, reclassification, reorganization or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Paragraph 7 or a merger or consolidation provided for in Paragraph 4), then and in each such event each Holder of Debentures shall have the right thereafter to convert such Debenture into the kind of securities receivable upon such merger, recapitalization, reclassification or other change, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock (applying the same factors used in determining the Market Price for Shares of Common Stock) issued in connection with the above described transaction.

          (f) Certificate as to Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company at its expense shall furnish to each Holder a certificate from its independent auditors or an investment banking firm setting forth (i) in reasonable detail the facts upon which such adjustment is based, and (ii) the number of shares of Common Stock and the amount of other property or securities that after giving effect thereto would be received by the Holder upon conversion of this Debenture.

          (g) Disputes. In the event of a reasonable, good faith dispute between a Holder of Debentures and the Company with respect to the adjustments required by Paragraphs 7(c), (d) or (e), then, at the option of either the Holders of Debentures evidencing 50% or more of the principal indebtedness evidenced by all Debentures held by Holders involved in such dispute or the Company, the dispute shall be submitted to the American Arbitration Association for resolution according to the then applicable rules thereof. The cost of such proceeding shall be shared 50% by the Holder or Holders involved in the dispute and 50% by the Company, except that each party shall bear its own legal and other expenses.

     8. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded up or down to the nearest whole share.

     9. Reservation of Stock Issuable Upon Conversion.

          (a) Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures; provided, however, that (i) the aggregate number of shares so reserved shall initially be 1,320,000 shares and (ii) a pro rata portion (based on the respective original principal amount of the Debentures) of such aggregate amount shall be reserved for conversion of each Debenture, such portion to be reduced by the number of shares actually issued upon conversion of such Debenture. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures (provided that in no event shall the number of shares so reserved be less than the Minimum Number of Shares applicable to any Debenture) and the number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends and other distributions. In the event that the number of shares so reserved (either in the aggregate or as to any Debenture) shall be insufficient for issuance upon conversion of the Debentures (without giving effect to any applicable conversion restrictions), or if the Holders of the Debentures would at any time upon conversion thereof be entitled to the issuance of shares of Common Stock in excess of the limitation in Paragraphs 5(d) and 9(b) herein, then in either case, upon receipt by the Company of notice from any Holder, the Company shall use its best efforts and all due diligence to increase the number of shares so reserved (without giving effect to any applicable conversion restrictions) to cure all such deficiencies (either in the aggregate or as to any Debenture) and, if necessary, to obtain the approval by its shareholders therefor, including the authorization of such additional number of shares of Common Stock as may be required to issue such shares in excess of the number so reserved (either in the aggregate or as to any Debenture) or in excess of such limitation, as the case may be.

          (b) Conversion Deficiency. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to issue Common Stock upon conversion of all or any of the Debentures (whether or not a Conversion Notice shall have been given with respect thereto) (a "Conversion Deficiency"), any Holder of the Debentures shall have the right to demand from the Company immediate redemption of any portion of the Debentures with respect to which the Company does not have a sufficient number of shares available to satisfy such conversion obligations, in cash at the Redemption Price pursuant to Section 6 hereof, without regard to Sections 6(d) or 6(e) hereof.

     Within three business days of the occurrence of any Conversion Deficiency, the Company shall notify each Holder whether the Company has adequate liquidity to redeem such portion of the Debentures as required by the foregoing paragraph (and, if requested by such Holder, will provide reasonable written support for its position with respect thereto within ten business days of the occurrence of any Conversion Deficiency) and whether such redemption is prohibited under the terms of any financing or other agreements or applicable law.

     In the event that the Company establishes to the reasonable satisfaction of the Holder that the Company has adequate liquidity and is not otherwise restricted from redeeming such portion of this Debenture, then the Company shall pay, in cash, to such Holder within three business days after which a Conversion Deficiency shall have occurred and on the last day of each 30-day period for which a Conversion Deficiency is continuing, an amount equal to one percent (1%) of the amount of such portion of the Debentures which such Holder does not require the Company to redeem, for a maximum of three percent (3%) for such Conversion Deficiency.

     In the event that the Company does not establish to the reasonable satisfaction of the Holder that the Company has adequate liquidity to redeem such portion of the Debentures or that the Company is not otherwise restricted from redeeming such portion of this Debenture, the Company shall pay, in cash, to such Holder within three business days after which a Conversion Deficiency shall have occurred and on the last day of each 30-day period for which a Conversion Deficiency is continuing (or until the Company establishes to the reasonable satisfaction of the Holder that the Company has adequate liquidity to and is not otherwise prohibited from redeeming such Holder's Debentures, in which case the provisions of the foregoing paragraph shall govern), two percent (2%) of the amount of such portion of the Debentures which such Holder does not require the Company to redeem.

     10. No Impairment. The Company shall not intentionally take any action which would impair the contractual rights and privileges of the Debentures set forth herein or of the Holders thereof.

     11. Holders' Rights if Shares are Delisted or if Trading in Common Stock is Suspended. In the event that at any time on or after the date hereof and prior to the fifth anniversary of the Closing Date, trading in the shares of the Company's Common Stock is suspended on the Exchange for a period of five consecutive trading days, other than as a result of the suspension of trading in securities in general, or if such Shares are delisted and not relisted within twenty (20) days thereafter, then, at a Holder's option, the Company shall redeem such Holder's Debentures on a Redemption Date designated by such Holder, and at the Redemption Price and in accordance with Section 6 hereof, without regard to Sections 6(d) or 6(e) hereof.

     12. Limitations on Holder's Obligation to Convert. Notwithstanding anything to the contrary contained herein, no Holder shall be required to convert any part of this Debenture in excess of the portion then convertible into that number of shares of Common Stock specified in the Holder's representation to the Company that, after giving effect to the shares of the Company's Common Stock to be issued pursuant to such Conversion Notice, the total number of shares of Common Stock deemed beneficially owned by the Holder, together with all shares of the Company's Common Stock deemed beneficially owned by the Holder's "affiliates" as defined in Rule 144 of the Act, would exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock.

     13. Obligations Absolute. No provision of this Debenture, other than conversion as provided herein, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

     14. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     15. Replacement Debentures. In the event that the Holder notifies the Company that its Debenture has been lost, stolen or destroyed, a replacement Debenture identical in all respects to the original Debenture (except for registration number and Outstanding Amount, if different than that shown on the original Debenture) shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Debenture and provided that the Company is provided a form of Debenture for such replacement purposes.

     16. Payment of Expenses. The Company agrees to pay all debts and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in enforcing the provisions of this Debenture and/or collecting any amount due under this Debenture, the Subscription Agreement, the Registration Rights Agreement or any other Related Agreement.

     17. Defaults. If one or more of the following events (hereinafter called "Events of Default") shall occur:

          (a) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, in the Registration Rights Agreement, in any other Related Agreement, or in any certificate, financial statements or press releases of the Company heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Subscription Agreement, the Registration Rights Agreement or any other Related Agreement shall be false or (when taken together with other information furnished by or on behalf of the Company, including Exchange Act Reports) misleading in any material respect at the time made; or

          (b) The Company shall fail to perform or observe any covenant or agreement in the Subscription Agreement, the Registration Rights Agreement or any other Related Agreement or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and such failure shall continue uncured for a period of ten (10) business days after notice from the Holder of such failure, or the Company shall fail to make any payments upon redemption of this Debenture or fail to issue shares of Common Stock upon conversion of this Debenture; or

          (c) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

          (d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          (e) Any governmental agency or any court of competent jurisdiction shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter, or

          (f) Any money judgment, writ or warrant of attachment or similar process in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded and unstayed for a period of sixty (60) days or in any event later than ten
     (10) days prior to the date of any proposed sale thereunder; or

          (g) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter prior to the date on which all continuing Events of Default have been cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare this Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at a redemption price per Debenture equal to the redemption price provided in Paragraph 6(c).

     18. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

     19. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and a two-thirds-in-interest of the Holders.

     20. Assignment, Etc. The Holder may, subject to compliance with the Subscription Agreement, without notice, transfer or assign this Debenture or any interest herein (but in no event in an amount less than $100,000 in Outstanding Amount or, if less than $100,000, the total Outstanding Amount hereof) and may mortgage, encumber or transfer any of its rights or interest in and to this Debenture or any part hereof, and each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to so transfer or assign its interest; provided, however, that before the Registration Statement contemplated by the Registration Rights Agreement becomes effective, Holder will furnish the Company with an opinion of counsel to the effect that such assignment, transfer, mortgage or other encumbrance is exempt from the registration requirements under the Securities Act. Each such assignee, transferee and mortgagee shall have all of the rights and obligations of the Holder under this Debenture. The Company agrees that, subject to compliance with the Subscription Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

     21. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

     22. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the party by facsimile, Federal Express or other such expedited means to said party at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail, when actually received by the party to whom it is addressed. Copies of all notices to the Company shall be sent to Paul S. Weiner, Director of Finance of the Company, and to the attention of the General Counsel of the Company. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

     23. Choice of Law and Venue: Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THEREOF. The Company hereby (i) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Debenture and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                                    Dated as of:  March 10, 1997

                                                    PALOMAR MEDICAL
                                                    TECHNOLOGIES, INC.


                                                    By:
                                                       -------------------------
                                                    Name:
                                                       -------------------------
                                                    Title:
                                                       -------------------------
                                                       66 Cherry Hill Drive
                                                       Beverly, MA  01915

ATTEST:


-------------------------